Exhibit 99.1

United States Gasoline Fund, LP

Monthly Account Statement

For the Month Ended August 31, 2024

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(6,668,260)
Unrealized Gain (Loss) on Market Value of Commodity Futures	(1,112,635)
Dividend Income	156,350
Interest Income	272,924
Total Income (Loss)	$(7,351,621)

Expenses
General Partner Management Fees	$50,291
Professional Fees	38,342
Brokerage Commissions	6,033
Directors’ Fees and insurance	2,176
License fees	1,258
Total Expenses	$98,100
Net Income (Loss)	$(7,449,721)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 8/1/24	$103,917,929
Net Income (Loss)	(7,449,721)

Net Asset Value End of Month	$96,468,208
Net Asset Value Per Share (1,550,000 Shares)	$62.24

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended August 31, 2024 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596